Exhibit 10.1
Target Hospitality Announces Expanded Partnership with Leading National Nonprofit Supporting Critical Humanitarian Aid Solutions

THE WOODLANDS, Texas, July 6, 2022 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services, today announced it has entered into an expanded lease and services agreement (“Expanded Humanitarian Contract”) to provide enhanced infrastructure and comprehensive facility services that support the critical hospitality solutions Target provides to its leading national nonprofit partner and the U.S. Government in their humanitarian aid missions. The agreement provides for significant scope expansion and term extension for the continuation of services the Company previously announced in March 2021.

The expanded partnership includes enhanced amenities, comprehensive support services and customized infrastructure solutions for approximately 6,400 displaced persons, nonprofit employees, and related personnel, representing a 60% population increase from the initial contract.  Target will continue to provide premium culinary solutions, facilities management, comprehensive logistical and support services as part of the Expanded Humanitarian Contract, which has an effective date of May 16, 2022.

As part of the expanded operational scope, Target will make substantial infrastructure enhancements to the existing campus.  These comprehensive and highly customized improvements will assist Target’s nonprofit partner in delivering mission critical services, focused on their humanitarian mission jointly with the United States Government.  These premium facilities will encompass over 1.7 million square feet of structures on over 280 acres.  Target will manage the construction of this all-inclusive super-site campus that will include over 1,600 modular buildings, 150,000 square feet of recreation facilities, 14 education centers, and multiple medical and program management facilities.  This expanded and enhanced facility provides a comprehensive hospitality solution capable of providing ongoing critical humanitarian support.

“We are excited to announce this expanded partnership with our leading national nonprofit customer and the continued support for the U.S. Government’s critical humanitarian aid efforts.  This contract illustrates the benefits of our strategic diversification efforts, which have intentionally focused on increasing the critical hospitality solutions we provide.  Since 2014, we have taken deliberate actions to position Target as the trusted provider of critical elements for the United States Government’s domestic humanitarian aid missions, while establishing comprehensive and holistic solutions that serve and aid our customers and support local communities,” stated Brad Archer, President and Chief Executive Officer.

The company is actively engaged in completing the required community and infrastructure enhancements while simultaneously continuing to provide these valuable services to our customer.  As a result of the significant increase in size and scope of this Expanded Humanitarian Contract, Target has scheduled a conference call for July 12, 2022, at 8:00 a.m. Central Time to provide additional details on the Expanded Humanitarian Contract and its 2022 financial outlook.

Conference Call Details

The conference call will be available by live webcast through the Investors section of Target Hospitality’s website at www.TargetHospitality.com or by dialing in as follows:
Date: Tuesday, July 12, 2022
Time: 9:00 AM ET / 8:00 AM CT
Domestic: 1-888-317-6003
International:                     1-412-317-6061
Passcode: 2810328

Please register for the webcast or dial into the conference call approximately 15 minutes prior to the scheduled start time.

A replay of the conference call will be available through the Investors section of Target Hospitality’s website.

About Target Hospitality
Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.
Cautionary Statement Regarding Forward Looking Statements
Certain statements made in this press release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and customers, any government imposed mandates, contract and supply chain disruptions; operational, economic, including inflation, political and regulatory risks; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Biden administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; and any failure of our management information systems.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact
Mark Schuck
(832) 702 – 8009
ir@targethospitality.com

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